Exhibit 16.1

October 4, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Zynex Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 4, 2018 and we agree with such statements concerning our firm.

/s/EKS&H LLLP

EKS&H LLLP